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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  July 21,1998



                           Stillwater Mining Company
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             (Exact name of registrant as specified in its charter)


 Incorporated under the laws of Delaware    0-25090            81-0480654
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(State or other jurisdiction               (Commission        (IRS Employee
    of incorporation)                      File Number)    Identification No.)


717 Seventeenth Street, Suite 1480, Denver, CO                80202
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    (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (303) 978-2525
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ITEM 5.  OTHER EVENTS

Stillwater Mining Company (the "Company") has entered into marketing contracts covering the sale of palladium and platinum over the five-year period from January 1999 through December 2003. Pursuant to these contracts, the Company has committed approximately 90 to 100% of its annual palladium production. Palladium sales are priced at a slight discount to market, with a floor price averaging approximately $225 per ounce. The Company has agreed to an average maximum palladium price of approximately $400 per ounce on approximately 30% of its production. The remaining 70% of the Company's palladium production is not subject to any price cap. In addition, the Company has committed approximately 20% of its annual platinum production over the next five years. Platinum sales are priced at a slight discount to market, subject to an average minimum price of $350 per ounce with an average maximum price of $425 per ounce. The remaining 80% of the Company's annual platinum production is not committed under these agreements. Such platinum production remains available for sale at prevailing market prices or under future contracts. The marketing contracts contain typical termination provisions that allow the purchasers to terminate in the event the Company breaches and the breach is not cured within periods ranging from ten to thirty days of notice by the purchaser. In addition, the contracts contain force majeure provisions that allow for the suspension and, in one instance, the termination of the contract upon the occurrence of an event of force majeure.

     The marketing contracts are included as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated in their entirety by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     10.1 Palladium Sales Agreement, made as of August 13, 1998, among Stillwater Mining Company and Ford Motor Company (portions of the agreement have been omitted pursuant to a confidential treatment request).

     10.2 Palladium Sales Agreement, made as of July 21, 1998, among Stillwater Mining Company and KEMET Corp. (portions of the agreement have been omitted pursuant to a confidential treatment request).

     10.3 Palladium and Platinum Sales Agreement, made as of August 17, 1998, among Stillwater Mining Company and General Motors Corporation (portions of the agreement have been omitted pursuant to a confidential treatment request).

     10.4 Palladium and Platinum Sales Agreement, made as of August 27, 1998, among Stillwater Mining Company and Mitsubishi Corporation (portions of the agreement have been omitted pursuant to a confidential treatment request).

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             STILLWATER MINING COMPANY
                             (Registrant)


Date:  September 28, 1998    By: /S/ JAMES SABALA
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                             Name: James Sabala
                             Title: Vice President and Chief Financial Officer
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                                 EXHIBIT INDEX
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Exhibit
  No.     Description
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   10.1   Palladium Sales Agreement, made as of August 13, 1998, among
          Stillwater Mining Company and Ford Motor Company (portions of the agreement have been omitted pursuant to a confidential treatment request).

   10.2 Palladium Sales Agreement, made as of July 21, 1998, among Stillwater Mining Company and KEMET Corp. (portions of the agreement have been omitted pursuant to a confidential treatment request).

   10.3 Palladium and Platinum Sales Agreement, made as of August 17, 1998, among Stillwater Mining Company and General Motors Corporation (portions of the agreement have been omitted pursuant to a confidential treatment request).

   10.4 Palladium and Platinum Sales Agreement, made as of August 27, 1998, among Stillwater Mining Company and Mitsubishi Corporation (portions of the agreement have been omitted pursuant to a confidential treatment request).